Exhibit 99.1

CareDx Reports Third Quarter 2022 Results
BRISBANE, Calif., November 3, 2022 -- CareDx, Inc. (Nasdaq: CDNA) — The Transplant Company™ focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers -- today reported financial results for the third quarter ended September 30, 2022.

Recent Highlights:

•On track to achieve profitable growth with positive adjusted EBITDA by first half of 2023
•Delivered 46,500 patient test results, representing growth of 15% compared to third quarter of 2021
•Achieved revenue of $79.4 million, increasing 5% year-over-year
•Sustained strong testing services GAAP gross margin of 73% and non-GAAP gross margin of 74%
•Strong balance sheet with $291 million cash, cash equivalents, marketable securities, and no debt
•Served 100,000th transplant patient, representing one out of ten patients transplanted in the U.S.

"We made significant progress during the third quarter as we worked towards delivering on our commitment to be adjusted EBITDA positive by the first half of next year,” said Reg Seeto, President and Chief Executive Officer of CareDx. "Importantly, we have many upcoming revenue growth drivers including commercial, regulatory and coverage catalysts over the next 12-18 months that will create long-term value for our stockholders while improving the lives of transplant patients."

Third Quarter 2022 Financial Results
Revenue for the three months ended September 30, 2022 was $79.4 million, an increase of 5% compared with $75.6 million in the third quarter of 2021. Testing services revenue for the third quarter of 2022 was $64.8 million, compared with $66.5 million in the same period of 2021. Product revenue in the three months ended September 30, 2022 was $7.2 million, compared to $6.5 million in the same period of 2021. Patient and digital solutions revenue for the third quarter of 2022 was $7.4 million, compared to $2.6 million in the same period of 2021.
For the third quarter of 2022, net loss was $16.9 million compared to a net loss of $11.9 million in the same period of 2021. Basic and diluted net loss per share was $0.32 in the third quarter of 2022, compared to basic and diluted net loss per share of $0.23 in the third quarter of 2021.
Non-GAAP net loss was $3.4 million in the third quarter of 2022 compared to a $4.0 million non-GAAP net income in the third quarter of 2021. Diluted non-GAAP net loss per share was $0.06 in the third quarter of 2022, compared to a diluted non-GAAP net income per share of $0.07 in the third quarter of 2021.
Adjusted EBITDA for the third quarter of 2022 was a loss of $2.5 million, compared to an adjusted EBITDA gain of $4.7 million in the third quarter of 2021.
Cash, cash equivalents and marketable securities were $291.3 million as of September 30, 2022.
For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA Financial Measures” below.

2022 Guidance
For the full year 2022, CareDx is revising our revenue expectations to be in the range of $320 million to $325 million due to lower Q3 revenue and a higher than anticipated shift in payer mix to commercial payors.
About CareDx – The Transplant Company
CareDx, Inc., headquartered in Brisbane, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, patient and digital solutions along the pre- and post-transplant patient journey, and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding CareDx's 2022 revenue and achieving positive adjusted EBITDA by first half of 2023 and the potential for commercial, regulatory and coverage catalysts over the next 12-18 months to create long-term value for CareDx's stockholders. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, general economic and market factors, and global economic and marketplace uncertainties related to the COVID-19 pandemic, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed by CareDx with the SEC on February 24, 2022, and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP gross margin, non-GAAP net income/(loss), non-GAAP basic and diluted net income/(loss) per share and adjusted EBITDA. We define non-GAAP net income/(loss) and per share results as the GAAP net income (loss) and per share results excluding the impacts of stock-based compensation; changes in fair value of equity investments, changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define non-GAAP gross margin as total revenue less non-GAAP cost of revenue over total revenue. Cost of revenue is defined as the sum of cost of testing, cost of product and cost of patient and digital solutions. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest income/(expense), income tax benefit, depreciation and amortization, and other income and expense. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.
Contacts

Investor Relations
Ian Cooney
415-722-4563
investor@CareDx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Testing services revenue	$64,751	$66,464	$198,330	$190,635
Product revenue	7,194	6,521	20,696	19,160
Patient and digital solutions revenue	7,414	2,604	20,383	7,382
Total revenue	79,359	75,589	239,409	217,177
Operating expenses:
Cost of testing services	17,771	18,038	53,629	51,756
Cost of product	4,736	4,919	13,022	13,771
Cost of patient and digital solutions	5,794	1,879	16,071	4,861
Research and development	22,306	19,439	66,818	54,479
Sales and marketing	22,261	21,370	72,359	56,421
General and administrative	23,830	18,671	75,621	50,216
Total operating expenses	96,698	84,316	297,520	231,504
Loss from operations	(17,339)	(8,727)	(58,111)	(14,327)
Other income (expense):
Interest income, net	1,225	20	1,892	147
Change in estimated fair value of common stock warrant liability	14	88	89	50
Other expense, net	(572)	(3,440)	(1,948)	(906)
Total other income (expense)	667	(3,332)	33	(709)
Loss before income taxes	(16,672)	(12,059)	(58,078)	(15,036)
Income tax (expense) benefit	(267)	162	(206)	525
Net loss	$(16,939)	$(11,897)	$(58,284)	$(14,511)
Net loss per share:
Basic	$(0.32)	$(0.23)	$(1.09)	$(0.28)
Diluted	$(0.32)	$(0.23)	$(1.09)	$(0.28)
Weighted-average shares used to compute net loss per share:
Basic	53,489,418	52,681,451	53,253,210	52,034,450
Diluted	53,489,418	52,681,451	53,253,210	52,034,450

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$82,959	$348,485
Marketable securities	208,317	—
Accounts receivable	70,425	59,761
Inventory	18,086	17,186
Prepaid and other current assets	8,370	7,928
Total current assets	388,157	433,360
Property and equipment, net	34,049	22,044
Operating leases right-of-use assets	35,843	17,993
Intangible assets, net	43,855	50,195
Goodwill	37,523	36,983
Restricted cash	198	211
Other assets	4,886	5,835
Total assets	$544,511	$566,621
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,625	$13,337
Accrued compensation	14,312	26,042
Accrued and other liabilities	45,351	37,922
Total current liabilities	70,288	77,301
Deferred tax liability	13	415
Common stock warrant liability	50	139
Deferred payments for intangible assets	2,522	5,041
Operating lease liability, less current portion	34,708	17,394
Other liabilities	251	455
Total liabilities	107,832	100,745
Commitments and contingencies
Stockholders’ equity:
Common stock	52	52
Additional paid-in capital	886,909	853,683
Accumulated other comprehensive loss	(8,809)	(4,670)
Accumulated deficit	(441,473)	(383,189)
Total stockholders’ equity	436,679	465,876
Total liabilities and stockholders’ equity	$544,511	$566,621

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of testing services reconciliation:
GAAP cost of testing services	$17,771	$18,038	$53,629	$51,756
Stock-based compensation expense	(470)	(750)	(1,055)	(1,715)
Acquisition related-amortization of purchased intangibles	(329)	(329)	(987)	(987)
Non-GAAP cost of testing services	$16,972	$16,959	$51,587	$49,054
Cost of product reconciliation:
GAAP cost of product	$4,736	$4,919	$13,022	$13,771
Stock-based compensation expense	(321)	(156)	(851)	(446)
Acquisition related-amortization of purchased intangibles	(416)	(480)	(1,305)	(1,434)
Non-GAAP cost of product	$3,999	$4,283	$10,866	$11,891
Cost of patient and digital solutions reconciliation:
GAAP cost of patient and digital solutions	$5,794	$1,879	$16,071	$4,861
Stock-based compensation expense	(299)	(217)	(882)	(555)
Acquisition related-amortization of purchased intangibles	(236)	(209)	(709)	(458)
Non-GAAP cost of patient and digital solutions	$5,259	$1,453	$14,480	$3,848
Research and development expenses reconciliation:
GAAP research and development expenses	$22,306	$19,439	$66,818	$54,479
Stock-based compensation expense	(2,058)	(1,986)	(6,571)	(5,284)
Asset impairments and write-downs	(340)	—	(340)	—
Non-GAAP research and development expenses	$19,908	$17,453	$59,907	$49,195
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$22,261	$21,370	$72,359	$56,421
Stock-based compensation expense	(2,672)	(3,853)	(9,702)	(8,144)
Acquisition related-amortization of purchased intangibles	(553)	(502)	(1,702)	(1,344)
Non-GAAP sales and marketing expenses	$19,036	$17,015	$60,955	$46,933
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$23,830	$18,671	$75,621	$50,216
Stock-based compensation expense	(5,380)	(3,677)	(15,366)	(10,439)
Change in estimated fair value of contingent consideration	(266)	(156)	(830)	35
Acquisition related fees and expenses	(58)	(485)	(387)	(866)
Non-GAAP general and administrative expenses	$18,126	$14,353	$59,038	$38,946
Total other income (expense) reconciliation:
GAAP other income (expense), net	$667	$(3,332)	$33	$(709)
Unrealized (gain) loss on long-term marketable equity securities	(271)	3,257	215	167
Investment impairment	500	—	500	—
Other charges	14	(33)	32	149
Non-GAAP other income (expense), net	$910	$(108)	$780	$(393)
Income tax benefit reconciliation:
GAAP income tax (expense) benefit	$(267)	$162	$(206)	$525
Tax effect related to amortization of purchased intangibles	(101)	(122)	(321)	(373)
Non-GAAP income tax (expense) benefit	$(368)	$40	$(527)	$152

CareDx, Inc.
Reconciliation of Testing Services GAAP to Non-GAAP Gross Profit and Gross Margin
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Testing Services Revenue	$64,751	$66,464	$198,330	$190,635
GAAP cost of testing services	(17,771)	(18,038)	(53,629)	(51,756)
GAAP testing services gross profit	46,980	48,426	144,701	138,879
Stock-based compensation expense	470	750	1,055	1,715
Amortization of intangibles	329	329	987	987
Non-GAAP testing services gross profit	$47,779	$49,505	$146,743	$141,581
Non-GAAP testing services gross margin %	74%	74%	74%	74%

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net loss	$(16,939)	$(11,897)	$(58,284)	$(14,511)
Stock-based compensation expense	11,200	10,639	34,427	26,583
Asset impairments and write-downs	840	—	840	—
Unrealized (gain) loss on long-term marketable equity securities	(271)	3,257	215	167
Acquisition related-amortization of purchased intangibles	1,534	1,520	4,702	4,223
Acquisition related fees and expenses	58	485	387	866
Change in estimated fair value of contingent consideration	266	156	830	(35)
Other charges	15	(33)	32	149
Tax effect related to amortization of purchased intangibles	(101)	(122)	(321)	(373)
Non-GAAP net (loss) income	$(3,398)	$4,005	$(17,172)	$17,069

GAAP basic and diluted net loss per share	$(0.32)	$(0.23)	$(1.09)	$(0.28)

Non-GAAP basic net (loss) income per share	$(0.06)	$0.08	$(0.32)	$0.33
Non-GAAP diluted net (loss) income per share	$(0.06)	$0.07	$(0.32)	$0.31

Shares used in computing non-GAAP basic net loss/income per share	53,489,418	52,681,451	53,253,210	52,034,450
Shares used in computing non-GAAP diluted net loss/income per share	53,489,418	54,584,822	53,253,210	54,454,433

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Non-GAAP net (loss) income	$(3,398)	$4,005	$(17,172)	$17,069
Interest income	(1,225)	(20)	(1,892)	(147)
Income tax benefit (expense)	368	(40)	527	(152)
Depreciation expense	1,465	624	3,567	1,879
Other expense, net	314	128	1,112	540
Adjusted EBITDA	$(2,476)	$4,697	$(13,858)	$19,189